Exhibit 5.1

                      PURCHASE AND SALE OF ASSETS AGREEMENT

                                     between

                        USL ENVIRONMENTAL SERVICES, INC.,
                a Maryland corporation, d/b/a A & A Environmental

                                       and

               PERMA-FIX OF MARYLAND, INC., a Maryland corporation

                                TABLE OF CONTENTS

ARTICLE I
Sale of Assets................................................................1
Section 1.1  Purchase and Sale of Acquired Assets.............................1
Section 1.2  Acquired Assets..................................................1
Section 1.3  Excluded Assets..................................................3

ARTICLE II
Payment of Purchase Price.....................................................3
Section 2.1  Purchase Price...................................................3
Section 2.2  Purchase Price Adjustment........................................3
Section 2.3  Assumption of Liabilities........................................4
Section 2.4  Excluded Liabilities.............................................4

ARTICLE III
Closing.......................................................................5
Section 3.1  Date and Place of Closing........................................5
Section 3.2  Conditions to Buyer's Obligation to Close........................5
Section 3.3  Conditions to Seller's Obligation to Close.......................8
Section 3.4  Deliveries by Seller.............................................8
Section 3.5  Deliveries by Buyer..............................................9

ARTICLE IV
Covenants.....................................................................9
Section 4.1  Transition.......................................................9
Section 4.2  Inventory; Disposal Responsibility...............................10
Section 4.3  Retained Obligations.............................................10
Section 4.5.  Access to Server................................................10
Section 4.6  Employee Health Insurance........................................10
Section 4.7  Title Insurance; Title Defects...................................10

ARTICLE V 11
Representations and Warranties of Seller .....................................11
Section 5.1 ..................................................................11
Section 5.2  Disclaimer of Warranties.........................................13
Section 5.3  Survival.........................................................13

ARTICLE VI
Representations and Warranties of Buyer ......................................14
Section 6.1...................................................................14
Section 6.2  Survival.........................................................14


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

ARTICLE VII
Indemnification...............................................................14
Section 7.1  Indemnification by Seller........................................14
Section 7.2  Indemnification by Buyer.........................................15
Section 7.3  Procedure for Indemnification....................................15
Section 7.4  Sole Remedy......................................................16

ARTICLE VIII
General ......................................................................17
Section 8.1  Further Assurance................................................17
Section 8.2  Waiver...........................................................17
Section 8.3  Time of the Essence..............................................17
Section 8.4  Notice...........................................................17
Section 8.5  Entire Agreement.................................................18
Section 8.6  Binding Effect; Assignment.......................................18
Section 8.7  Expenses of Transaction..........................................18
Section 8.8  Broker's Commission..............................................18
Section 8.9  Modification; Remedies Cumulative................................19
Section 8.10  Severability....................................................19
Section 8.11  Governing Law...................................................19
Section 8.12  Counterparts and Facsimile Signatures...........................19
Section 8.13  Authority.......................................................19
Section 8.14  Certain Definitions.............................................19
Section 8.15  Rules of Construction...........................................20


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

                      PURCHASE AND SALE OF ASSETS AGREEMENT

      THIS PURCHASE AND SALE OF ASSETS AGREEMENT (the "Agreement") is executed and delivered as of this 23rd day of March 2004, by and among USL ENVIRONMENTAL SERVICES, INC., a Maryland corporation, d/b/a A & A Environmental ("Seller"), and PERMA-FIX OF MARYLAND, INC., a Maryland corporation ("Buyer").

                              W I T N E S S E T H:

      WHEREAS, Seller is the wholly owned subsidiary of U S Liquids, Inc., a Delaware corporation ("U S Liquids"); and

      WHEREAS, Seller owns certain contractual rights, properties, equipment and other operating assets relating to its environmental and industrial maintenance services, non-hazardous liquid waste collection and processing and hazardous waste transportation business in Pennsylvania, Maryland, Virginia, Delaware and the District of Columbia (the "Business"); and

      WHEREAS, Buyer desires to purchase and acquire all of the operating assets and contractual rights associated with the Business as more particularly set forth herein, and Seller desires to sell such assets and contractual rights to Buyer, all in accordance with the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

                                    ARTICLE I
                                 Sale of Assets

      Section 1.1 Purchase and Sale of Acquired Assets. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the Seller shall sell, assign, transfer, and convey to the Buyer, and the Buyer shall purchase from the Seller, free and clear of all Liens, all rights, title, and interest in and to the Acquired Assets. For purposes of this Agreement, the term "Liens" means all security interests, liens, mortgages, deeds of trust, options, claims, charges, pledges, restrictions, equitable interests, easements, property rights or encumbrances of any nature.

      Section 1.2 Acquired Assets. The term "Acquired Assets" means all right, title and interest in ll assets, both tangible and intangible, owned and/or operated by Seller and/or used by Seller in the operation of its Business (except for the Excluded Assets, as defined in Section 1.3), including but not limited to all of the following:

            (a) all equipment and machinery used or for use primarily in the operations of the Business, including the equipment listed in the attached
Schedule 1.2 (a) (the "Equipment");

            (b) all motor vehicles and other rolling stock used or for use primarily in the Business (the "Rolling Stock"), including the Rolling Stock listed and more completely described by manufacturer, model number and model year in the attached Schedule 1.2(b);

            (c) all of the customers of the Business ("Customer Accounts"), the listing of which is set forth in the attached Schedule 1.2(c);

            (d) all accounts receivable of Seller relating to the Business as of the Closing Date ("Receivables"), a listing of which, as of March 12, 2004, is attached as Schedule 1.2(d);

            (e) to the extent transferable, all permits, licenses, franchises, consents and other approvals relating to the Business set forth in the attached
Schedule 1.2(e) (the "Permits");

            (f) the real property used in the Business, with all improvements and appurtenances constructed thereon, which is more particularly described in attached Schedule 1.2(f) (the "Real Property");

            (g) all of the inventory of spare parts, tires, office and shop supplies, if any, on the Closing Date (the "Inventory")

            (h) all furnishings and fixtures used or for use in the operations of the Business, including the equipment and furnishings listed in the Schedule 1.2(h) (the "Furnishings");

            (i) to the extent transferable, all contractual rights, warranties, and obligations relating exclusively to the Business or the assets owned by Seller, whether or not in writing, including all equipment leases, supply or vendor contracts, the Customer Accounts and all other contracts to which Seller is a party or by which it is bound, including the contracts set forth in the attached Schedule 1.2(i) (the "Business Contracts"); provided, however, the Buyer shall not be liable, obligated or responsible for any claims, obligations, actions, demand, loss or expenses arising as a result of acts or actions or events or requirements occurring, or required to be performed, prior to the Closing Date under such Business Contracts.

            (j) all telephone numbers currently used by or assigned to the Business;

            (k) all trademarks, service marks, trade logos, patents, patent application and trade names used in the Business, the URL associated with any web sites owned and used by the Business (if any), and the rights to all web sites owned and operated by the Business (if any), all of which are listed in attached Schedule 1.2(k);

            (l) all petty cash and all certificates of deposit with commercial banks, savings and loans and/or other financial institutions;

            (m) all existing documents, books and records, files, and other such material (including electronically stored materials) related to each of the foregoing and the Business (the "Books and Records"); and

            (n) the goodwill and going concern value generated by Seller with respect to the Business, if any.


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

      Section 1.3 Excluded Assets. The term "Excluded Assets" means the following assets owned by Seller: (a) local checking accounts in the name or on deposit in the name of Seller; (b) inter-company receivables and inter-company payables; (c) all contracts and contract rights and obligations of Seller (whether oral or in writing), other than the Business Contracts; (d) all commitments, lists, leases, permits, licenses, consents, approvals, franchises and other instruments not relating to the Business, the Acquired Assets or the Real Property, or not assignable to Buyer; (e) all computer software and programs of Seller or Seller's parent company, U S Liquids; (f) all motor vehicles of Seller that are not included in the Rolling Stock; (g) all other assets and property, real or personal, tangible or intangible, not listed or referred to in Section 1.2, above; and (h) all of the specific assets and property set forth on the attached Schedule 1.3. The Excluded Assets will remain the property of the Seller.

                                   ARTICLE II
                            Payment of Purchase Price

      Section 2.1 Purchase Price. At the Closing, Buyer shall pay to Seller the aggregate sum of $2,734,686.00, which amount is subject to adjustment pursuant to Sections 2.2 and 4.6 and the other terms of this Agreement, (such amount, as adjusted pursuant to Sections 2.2 and 4.6 and the other terms hereof is referred to as the "Purchase Price"). The Purchase Price is payable by a wire transfer made pursuant to the wiring instructions contained in the attached Schedule 2.1.

      Section 2.2 Purchase Price Adjustment. On the Closing Date, the Purchase Price will be (a) increased by the dollar amount by which Seller's Net Working Capital (as defined below), as reflected in the Closing Balance Sheet (as defined below), is greater than $1,544,000, and (b) decreased by the dollar amount by which Seller's Net Working Capital, as reflected in the Closing Balance Sheet, is less than $1,544,000.

            (a) For purposes of this Agreement, the term "Net Working Capital" means the amount equal to (a) the sum of all of Seller's (i) accounts receivable excluding accounts receivable owing by Affiliates of Seller and net of bad debt reserves, (ii) pre-paid expenses, and (iii) inventory, minus (b) the sum of (i) the Assumed Payables (hereafter defined), (ii) all accounts payable accruals, including accrued processing cost relating to transportation and disposal cost and accruals reflecting unreimbursed employee business expenses incurred by employees of the Seller solely for performing emergency response work during the period beginning the Closing Balance Sheet, and ending March 22, 2004, and which employees are employed by the Buyer immediately upon the Closing, (iii) additional adjusted payroll expense over and above the amount estimated by the Seller as of March 19, 2004, for emergency response work on March 20, 2004 and March 21, 2004, and (iv) checks that the Seller has delivered to its trade vendors arising in the ordinary course of business that have not cleared the Seller's bank as of the Closing Date.

            (b) For purposes of this Agreement, the term "Closing Balance Sheet" means the true, complete and accurate unaudited balance sheet of Seller, as of the March 12, 2004, in the form and substance agreed upon between Buyer and Seller prepared in accordance United


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

States generally accepted accounting principles, consistently applied ("GAAP"), which, to the extent required by GAAP, shall include all accruals, except as otherwise provided by the terms of this Agreement.

      Section 2.3 Assumption of Liabilities. From and after the Closing Date, Buyer shall assume, discharge and pay all of the following debts, liabilities and obligations of the Seller, but only to the extent specifically set forth on
Schedule 2.3 (the "Assumed Liabilities"): (a) current trade payables set forth on the Closing Balance Sheet that are outstanding as of the Closing (including any checks delivered by Seller to its trade vendors arising in the ordinary course of business that have not been cleared by Seller's banks as of the Closing Date), that were incurred in the ordinary course of the business and which are listed in the attached (the "Assumed Payables"), and (b) all obligations, as of the Closing, arising under the Permits, real estate lease and Business Contracts, but only to the extent that such obligations first arise and are first required to be performed under such Permits, Leases and Business Contracts after the Closing.

      Section 2.4 Excluded Liabilities. Except for the Assumed Liabilities as provided in Section 2.3, Buyer is not assuming any debt, liability or obligation of Seller and Seller shall retain and, unless disputed in good faith, timely pay, perform and discharge, and Seller shall indemnify, defend and hold harmless Buyer from, all debts, liabilities and obligations of Seller, whether relating to the Business, the Acquired Assets or otherwise, and arising or accruing prior to the Closing Date, including the following:

            (a) all liabilities and obligations of Seller with respect to any claim, demand, cause of action, suit, proceeding, judgment, loss, liability, damage or expense against Seller, including all liabilities and obligations under Employee Benefit Plans (as defined in Section 5.1(k);

            (b) any other debt, liability or obligation of Seller (including, but not limited to, debts, liabilities and obligations under all of Seller's Permits, Leases and Business Contracts) that accrued, occurred or arose prior to the Closing Date;

            (c) all liabilities and obligations to all employees of Seller accrued since its inception through the Closing Date for Seller's employees, including accruals reflecting all earned but unpaid vacations, holidays and bonuses as shown in the Closing Balance Sheet;

            (d) all liabilities and obligations relating to Employee Retirement Income Security Act of 1974, as amended ("ERISA"), with respect to Seller's employees;

            (e) all income taxes, payroll taxes, statutory federal, state and local taxes and any taxes which may become due by virtue of a change in Seller's accounting method or as a result of the transactions contemplated by this Agreement;

            (f) all income taxes, payroll taxes, statutory federal, state and local taxes that Seller may owe relating to or arising in connection with its business activities or operations occurring on or prior to the Closing Date;


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

            (g) all debt and liabilities between Seller and any Affiliate of Seller;

            (h) any environmental or other claims, demands, actions, losses, judgments, suits made or arising under any Environmental Laws, toxic tort laws or otherwise relating to, or involving or in connection with any real or personal property (other than the Real Property included in the Acquired Assets) or events on or prior to the Closing Date;

            (i) any present or future environmental and/or toxic tort liability for any past activities, past practices, or past projects on-site or on any customer sites, which were performed by Seller, any Affiliate of Seller, or any other companies or subsidiaries acquired, owned, or operated by U S Liquids; and

            (j) any debt, liability or obligation of Seller that is not specifically listed in attached Schedule 2.1.

      The Buyer shall be entitled to the benefit of and shall have the right to enforce all of the Seller's rights, defenses or claims under or related to the Business Contracts.

                                   ARTICLE III
                                     Closing

      Section 3.1 Date and Place of Closing. Unless the parties otherwise agree, this transaction shall be closed when all the conditions of this Article III have been satisfied and all documents required by this Agreement have been signed and delivered to the respective parties (the "Closing"). The Closing shall take place at the offices of Mayer Brown Rowe and Mawe at 10:00 a.m., on March 23, 2004 ("Closing Date"), or at such other time and place mutually agreeable to Buyer and Seller.

      Section 3.2 Conditions to Buyer's Obligation to Close.

            (a) Buyer's Review of Seller and the Assets. Buyer shall have from the date of the execution of this Agreement until the Closing Date (the "Review Period") to examine, investigate and review (i) the financial statements, balance sheets and books and records of Seller and (ii) the Acquired Assets for the purpose of determining whether the Business and the Acquired Assets are suitable for Buyer's intended use. Seller has provided Buyer with all documents and materials relating to Seller, the Business and the Acquired Assets which are in the possession and control of Seller, which are reasonably available to Seller or Seller's Affiliates, in addition to such documents and materials which have been requested by Buyer. During the Review Period, Buyer, its agents, contractors and subcontractors shall have the right to enter upon the Real Property, at reasonable times during ordinary business hours, to make any and all inspections and tests as Buyer deems desirable and which may be accomplished without causing any alteration or material damage to the Acquired Assets. At any time during the Review Period, Buyer may terminate this Agreement, with or without cause, by written notice to Seller;

            (b) Approval by Lender. Buyer's lenders under all credit facilities shall have been consented to the transactions contemplated by this Agreement;

            (c) Financing. Buyer shall have secured the funds necessary to enable Buyer to fund the Purchase Price, with such funding on the terms and the conditions satisfactory to Buyer in Buyer's sole discretion;

            (d) Representations and Warranties of Seller to be True and Compliance With Covenants. Except to the extent waived in writing by Buyer hereunder, (i) the representations and warranties of Seller herein contained shall be true in all material respects on the Closing Date with the same effect as though made at such time; and (ii) Seller shall have performed all obligations and complied with all covenants, obligations, and agreements required by this Agreement to be performed or complied with by Seller on or prior to the Closing Date. Seller shall also have delivered to Buyer a certificate of Seller (in form and substance satisfactory to Buyer), dated the Closing Date and signed by Seller, to both of the aforementioned effects;

            (e) Third Party Consents. Seller shall have obtained (i) consents to the transactions contemplated by this Agreement from the parties to all contracts, permits, agreements, debt instruments and other documents referred to in the Schedules delivered by Seller to Buyer in accordance with this Agreement or otherwise, which require such consents and (ii) consents from, or notification to, all Governmental Authorities (as defined below) which require such consents or notifications. For purposes of the Agreement, the term "Governmental Authority" means any agency, instrumentality, department, commission, court, tribunal or board of any government, whether foreign or domestic and whether national, federal, state, provincial, or local;

            (f) No Material Adverse Change. There shall not have occurred (i) any material adverse change since February 29, 2004, in the business, properties, assets, results of operations or financial condition of Seller, or
(ii) any loss or damage to any of the properties or assets (whether or not covered by insurance) of Seller which will materially affect or impair the ability of Seller to conduct, after consummation of the transactions contemplated hereby, the business of Seller as now being conducted by Seller;

            (g) Statutory Requirements; Litigation. In a manner satisfactory to Buyer, all authorizations, consents and approvals of all Governmental Authorities required to be obtained in order to permit consummation by Seller of the transactions contemplated by this Agreement and to permit the business presently conducted by Seller to continue unimpaired immediately following the Closing shall have been obtained. Between the date of this Agreement and the Closing, no Governmental Authority, whether federal, state or local, shall have instituted (or threatened to institute either orally or in a writing directed to Seller or Seller's Affiliates) an investigation which is pending on the Closing relating to this Agreement and the transactions contemplated hereby, and between the date of this Agreement and the Closing no action or proceeding shall have been instituted or, to the knowledge of Seller, shall have been threatened before a court or other governmental body or by any public authority to restrain or prohibit the transactions contemplated by this Agreement or to obtain damages in respect thereof;

            (h) Opinions of Seller's Counsel and Delaware Counsel. Buyer shall have received from counsel licensed and regularly practicing in the State of Delaware and acceptable to Buyer and its counsel, an opinion, dated the Closing Date, stating that the approval of the shareholders of U S Liquid is not required under the Delaware General Corporation Law in order to lawfully consummate the transactions contemplated by this Agreement, in the form reasonably satisfactory to Buyer and its counsel;

            (i) Environmental Audit. Buyer shall have conducted and completed an environmental audit of Seller, and shall have determined to the satisfaction of Buyer that, (i) Seller has been and is currently in compliance in all material respects with all applicable Environmental Laws, except as otherwise disclosed herein; (ii) none of the assets (including, but not limited to, the soils and groundwater on or under the Real Property) owned, leased, operated or used by Seller are contaminated with any hazardous substance (as defined in Section 101(14) of CERCLA or any analogous state or local Laws) or petroleum (as defined in Subtitle I of RCRA or any analogous state or local Laws) in a manner that might have a material adverse effect on Seller, except as otherwise disclosed herein; and (iii) Seller is not or would not be subject to any liability in any material amount under any provision, or as a result of any past or present violation, of any applicable Environmental Laws. For purposes of this Agreement, the term "Environmental Laws" means any federal or state laws applicable to the Business or Seller in effect as of the date of this Agreement and the Closing Date relating to Hazardous Substances (as defined below) or the protection of the environment under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. ss.9601 et seq. as amended by the Superfund Amendments and Reauthorization Act ("CERCLA"); the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901 et seq.; the Hazardous Material Transportation Act, 42 U.S.C. ss.1801 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. ss.1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss.2601 et seq.; the Clean Air Act, 42 U.S.C. ss.7401 et seq.; and all analogous laws of the State of Maryland; each as amended or supplemented as of the date of this Agreement and the Closing and any rules or regulations promulgated under any of the foregoing as of the date of this Agreement and the Closing. The term "Hazardous Substances" means hazardous substances subject to regulation under CERCLA;

            (j) Permits and Licenses. All permits and licenses (including, but not limited to, all permits issued or issuable by Governmental Authorities under all Environmental Laws) which Buyer deems necessary to conduct Seller's business after the Closing Date as currently conducted by Seller shall have been duly and validly transferred, or approved for transfer to Buyer, effective upon the Closing, in a manner satisfactory to Buyer by all appropriate Governmental Authorities;

            (k) No Liens on Acquired Assets. Seller's debts and obligations to lenders under all existing credit facilities shall have been paid in full, and such lenders shall have released all liens and security interest in and to the assets of Seller, all in form and substance satisfactory to Buyer. All Acquired Assets shall be free and clear of any and all Liens;

            (l) Financial Statements. Buyer shall have received from BDO Siedman, LLP, a letter stating that Buyer is not required to provide to and/or file with, the Securities and Exchange Commission audited financial statements of the Business pursuant to Rule 3-05 of Regulation S-X (17 CFR Part 210) as a result of consummation of this Agreement;

            (m) Good Standing Certificates. Seller shall have delivered to Buyer good standing and tax certificates (or analogous documents), dated as close as practicable to the Closing, from the appropriate authorities in each jurisdiction of incorporation of Seller and in each jurisdiction in which Seller is qualified to do business, showing Seller to be in good standing and to have paid all taxes due in the applicable jurisdiction;

            (n) Title Commitment. Buyer shall have received a commitment to issue to Buyer a title insurance policy insuring fee simple title to the Real Property, contain such exceptions as acceptable to Buyer, in Buyer's sole discretion;

            (o) Release. Chaparral Group LLC, Wiley O Orr and William A. Rothrok shall have executed a release releasing U S Liquids, the Seller, the Buyer and their affiliates from any and all claims, demands, liabilities or actions as a result of or in connection with or relating to that certain letter of intent dated November 19, 2003, between Chaparral Group LLC and U S Liquids, more fully described in that certain letter dated March 5, 2004, to counsel for the Seller and Dr. Louis F. Centofanti of Perma-Fix Environmental Services, Inc. from Slovak Baron and Empey LLP, with such release containing such terms and provisions that are satisfactory to Buyer.

            (p) Settlement of Lawsuits. Seller shall have settled, on terms satisfactory to the Buyer, all of the litigation pending against the Seller, including the litigation listed in Schedule 5.1(k) attached to this Agreement, and shall demonstrate to Buyer that all settlement amounts have been duly paid.

            (q) Deliveries. Seller shall have delivered to Buyer the items set forth as Seller's deliveries in Section 3.4 of this Agreement.

      Section 3.3 Conditions to Seller's Obligation to Close.

            (a) Approval by Lenders. The execution of this Agreement, and consummation of the transactions contemplated by this Agreement, shall have been approved by U S Liquid's lenders under all credit facilities in effect as of the Closing Date.

            (b) Deliveries. Buyer shall have delivered to Seller the items set forth as Buyer's deliveries in Section 3.5 of this Agreement.

      Section 3.4 Deliveries by Seller. At Closing, Seller shall deliver to Buyer, duly executed originals of the following:

            (a) A Bill of Sale for the Acquired Assets, including, the Equipment, Rolling

Stock, Furnishings and Inventory, in form substantially identical to that set forth in the attached Exhibit A;

            (b)  An  Assignment  and  Assumption   Agreement  for  the  Customer
Accounts, Permits, accounts receivables, Business Contracts and other assets, in form substantially identical to that set forth in the attached Exhibit B;

            (b) An executed deed, conveying to Buyer, subject only to Liens for ad valorem taxes not yet due and payable, the Real Property, in form substantially identical to that set forth in the attached Exhibit C;

            (c) A "Non-Competition Agreement" substantially in the form attached as Exhibit D.

            (d)  A   "Software   License   and   Support   Services   Agreement"
substantially in the form attached as Exhibit E.

            (e) A certified copy of resolutions of the shareholders and directors of Seller, in form and substance satisfactory to Buyer (i) authorizing the execution and delivery of this Agreement, the sale of the Assets to Buyer and the consummation of the transactions contemplated by this Agreement, along with true and correct copies of the articles of incorporation and bylaws of Seller; and (ii) an incumbency certificate for the officers of Seller.

            (e) A certificate pursuant to Section 3.2(d).

            (f) The opinions of Delaware counsel pursuant to Section 3.4(h).

            (g) Good standing and tax certificates pursuant to Section 3.4(m).

            (h) If any of the Acquired Assets are encumbered by any Lien, a release of all such Liens in form and substance acceptable to Buyer.

            (i) executed consents to assignment from each of the parties to each of the Contracts other than Seller to the extent a consent to the assignment of such Contract by Seller to Buyer is required by the terms of such Contract or is otherwise required by law;

            (j) Such other documents as are reasonably requested by Buyer in connection with the consummation of the transactions contemplated hereto.

      Section  3.5  Deliveries  by Buyer.  At Closing,  Buyer  shall  deliver to
Seller:

            (a) The Purchase Price in cash, by wire transfer to Seller, as provided in Section 2.1, above.

            (b) Certified copies of the resolutions of the shareholders and directors of

Buyer authorizing the execution and delivery of this Agreement, the purchase of the Acquired Assets from Seller and the consummation of the transactions contemplated by this Agreement, along with true and correct copies of the articles of incorporation and bylaws of Buyer.

            (c) Such other documents as are reasonably requested by Seller in connection with the consummation of the transactions contemplated hereto.

                                   ARTICLE IV
                                    Covenants

      Section 4.1 Transition. Between the date hereof and the Closing Date, Seller will not take any action designed or intended to have the effect of discouraging any customer or business associate of Seller from maintaining the same business relationships with Buyer after the Closing that it maintained with Seller before the Closing, and will use good faith efforts to preserve such customers and business associates. In addition, Seller will cause the Business to be operated in its normal course from the date of the execution of this Agreement to the Closing Date.

      Section 4.2 Inventory; Disposal Responsibility. Buyer and Seller agree that any waste materials stored at the Real Property included in the Acquired Assets shall become the property and responsibility of Buyer at the time of Closing. Seller shall not be obligated to empty or clean any storage tanks or dispose of any waste materials or residual contents existing on the Real Property on the Closing Date. Buyer covenants and agrees that following the Closing it will assume full responsibility for the proper disposal of any waste materials and of any residual contents of the storage tanks then located on the Real Property.

      Section 4.3 Employees. On or prior to the Closing Date, Seller shall terminate all of its employees associated with the Business ("Terminated Employees"). Buyer shall have the option, but not the obligation, to offer employment to any of the Terminated Employees upon conditions of employment established by Buyer in its sole discretion. Seller shall be liable for all liabilities and responsible for all obligations to its employees and shall pay all expenses relating to Terminated Employees through the Closing Date (including the Closing Date). These expenses shall include, but are not limited to, all salary and wages, accrued vacation leave, accrued personal days, commissions, employee incentives, severance packages, reimbursements for reasonable and necessary business expenses, union dues, contributions to employee savings and pension plans, employer payroll taxes, unemployment compensation charges, workers' compensation claims based on injuries initially occurring prior to or on the Closing Date (regardless of the date on which the claim was filed or whether subsequent injuries occurred), ERISA obligations, and all similar expenses. The fact that Buyer may offer employment to certain of the Terminated Employees and may actually hire certain of the Terminated Employees shall not affect Seller's obligations under this Section 4.3.

      Section 4.5. Access to Server. For a period of 90 days following the Closing, and subject to the terms of the Software License and Support Services Agreement, Buyer shall have right to on-line access to Seller's computer system server and to the server of U S Liquids for the purpose of facilitating Buyer's operation of its intended business which will utilize the Assets.

      Section 4.6 Title Insurance; Survey; Title Defects. Seller shall obtain commitments for title insurance with respect to the Real Property and deliver to Buyer a certified ALTA survey as to the Real Property to the title company. The title commitment shall show good and marketable fee simple title in Seller to the Real Property, commit the title company to issue to the Buyer a title policy showing good and marketable title in fee simple in the Buyer, free and clear of Liens. The title commitment shall be in form and commitment satisfactory to Buyer. The cost to obtain such title insurance and surveys shall be borne by Seller. At the request of Buyer, Seller shall exercise commercially reasonable efforts to (a) remove any Title Defect, or (b) with the consent of Buyer, cause the title company issuing the title insurance to commit to insure over each such Title Defect prior to Closing. If a Title Defect cannot be removed prior to Closing or the title company does not commit to insure over such Title Defect prior to Closing, and if acceptable to Buyer in the exercise of its reasonable discretion, at the Closing, the Purchase Price will be reduced by the dollar amount of the expense, as determined by Buyer in good faith, estimated to be incurred by Buyer to remove such Title Defect. The term "Title Defect" means any Lien which prevents access to or which could prevent or impede the use or operation of the Real Property for the purposes for which it is currently used or operated by Seller.

      Section 4.7. Buyer shall be responsible for payment of sales taxes required to be paid by the State of Maryland in connection with the transfer of title from Seller to Buyer of the tangible personal property included in the Acquired Assets.

                                    ARTICLE V
                    Representations and Warranties of Seller

      Section 5.1 Seller represents and warrants to Buyer that as of the Closing
Date:

            (a) Organization. Seller is a corporation duly formed, validly existing and in good standing under the laws of the State of Maryland and qualified to conduct the Business in all jurisdictions in which the Business is currently being conducted.

            (b) Authority. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the compliance by Seller with the terms of this Agreement do not and will not conflict with or result in a breach of any terms of, or constitute a default under, the Articles of Incorporation or Bylaws of Seller, or any instruments or other agreement to which Seller is a party or by which Seller is bound. This Agreement constitutes a valid obligation of Seller enforceable against Seller in accordance with its terms except as limited by bankruptcy, insolvency, reorganization or other such laws concerning the rights of creditors.

            (c) Title to Acquired Assets. At Closing, title to all Acquired Assets shall be good and marketable, free and clear of all Liens. The parties agree that Buyer shall not assume any monetary Lien relating to any Acquired Asset.

            (d) Real Property. Schedule 5.1(d) contains complete and accurate descriptions of the Real Property included in the Acquired Assets. Except as otherwise disclosed on Schedule 5.1(d), Seller holds fee simple title to the Real Property disclosed as being owned by Seller, and the valid and enforceable right to use and possess such Real Property. All Real Property (including the improvements thereon) (i) is in usable condition, (ii) is available to Seller for immediate use in the conduct of the Business, and (iii) complies in all material respects with all applicable building or zoning codes and the regulations of any Governmental Authority having jurisdiction except for such noncompliance as would not have a material adverse effect on the operation of the Business at the Real Property.

            (e) Financial Statements. Except as set forth on Schedule 5.1(e), all financial statements, balance sheets and other financial information delivered by Seller to Buyer are true and accurate and have been prepared in accordance with GAAP, applied on a consistent basis.

            (f) Tax Matters. All tax returns and all similar filings required to be filed on or before the Closing Date with respect to any tax obligation of Seller have been timely filed with the appropriate governmental agencies in all jurisdictions in which such tax returns are required to be filed, and all such tax returns correctly reflect the liability of Seller for taxes during the periods and the events covered by these tax returns. Further, all taxes payable with respect to these tax returns will have been paid in full prior to the Closing Date or an adequate accrual in accordance with GAAP shall have been provided with respect to these taxes. No deficiency in respect to any taxes, which have been assessed against Seller, remains unpaid and there are no unassessed tax deficiencies or any audits or investigations pending or threatened against it with respect to any taxes. For the purposes of this Agreement, the term "taxes" means taxes, duties, assessments, fees or levies, together with any interest, penalties and additions to tax, imposed by any taxing authority, wherever located (i.e. whether federal, state, local, municipal or foreign), including without limitation all net income, gross income, gross receipts, net receipts, sales, use, transfer, franchise, privilege, profits, social security, disability, withholding, payroll, unemployment, employment, excise, severance, real property, windfall profits, value added, ad valorem, occupation or any other similar governmental charge or imposition.

            (g) No Default Under Business Contracts. Seller is not in material default under any of the Business Contracts.

            (h) Permits. Seller has all permits necessary for or customary in connection with the operation of the Business. Seller has delivered to Buyer an accurate list and summary description as of the date of this Agreement, of all permits, entitlements, fuel permits, licenses, franchises and other certificates, owned or held by Seller, to the extent such relate to the Business or operation thereof, and all of which are now valid, in good standing and in full force and effect. All such permits, entitlements, fuel permits, licenses, franchises and certificates required by law have been obtained, are in good standing and are adequate for the operation of the Business. No third parties have asserted claims against Seller alleging that any of such permits, titles, fuel permits, licenses, franchises and other certificates infringe on the rights of said third parties.

            (i) Applicable Laws; Compliance. Seller is not in default (i) under any applicable federal, state or local laws, ordinances or regulations (including, but not limited to all environmental, health and safety laws and the Americans with Disabilities Act) or (ii) under any order of any court or governmental administrative body having jurisdiction over Seller, the Real Property, or any related operations or activities. Further, there are no claims, actions, suits or proceedings, pending or threatened, against or affecting Seller, the Acquired Assets or the Business at law or in equity, or before or by any administrative body having jurisdiction; no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received; and to the best of Seller's knowledge, there are no facts or circumstances which would give rise to the same.

            (j) Litigation. Except as set forth on the attached Schedule 5.1(j), Seller is not currently a party to, nor has been threatened with any lawsuits, actions or investigations which would adversely affect the Acquired Assets.

            (k) Employee Benefit Plans. Except as set forth in the immediately succeeding sentence, Seller (i) does not now, and has not in the past, maintained, contributed to or been required to contribute to any "employee benefit plan" (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any profit sharing, deferred compensation, bonus, retirement, severance, health, welfare or incentive plan or arrangement (ii) is not required to contribute to and has no withdrawal liability with respect to any "multiemployer plan" as defined in
Section 414(f) of the Code or ERISA section 3(37) or 4001(a)(3), (iii) does not now, and has not in the past, maintained, contributed to or been required to contribute to any plan which is part of a multiple employer plan within the remaining of Section 413(c) of the Code or ERISA sections 4063, 4064 and 4066 and (iv) does not own any assets that are subject to any Lien under ERISA section 302(f) or Section 412(n) of the Code. The plans and arrangements described in this Section 5.15(b) are referred to as "Employee Benefit Plans." Set forth on Schedule 5.1(k) is a true, complete and correct list of all Employee Benefit Plans that Seller has maintained or to which Seller is required to contribute and Seller has provided or made available to Buyer true, complete and correct copies of all such Employee Benefit Plans.

            (l) Collective Bargaining Agreements. Except as set forth in the attached Schedule 5.1(l), Seller is not a party to any collective bargaining agreements. To the knowledge of Seller, there is no intention on the part of its employees to seek union representation.

            (m) Violation of Law and Contamination of Real Property. Seller is not in violation of any laws, (including, but not limited to, environmental laws) which violation might have a material adverse effect on the Business or the Acquired Assets or the financial condition or operations of the Business or the Acquired Assets, except as disclosed in Schedule 5.1(m) attached hereto and none of the Real Property owned or leased by Seller is contaminated or requires remediation of any kind as a result of being contaminated, except as disclosed in Schedule 5.1(m). Seller does not have any knowledge of any past, present, or future events, actions or plans that may interfere with or prevent full compliance or continued full compliance with all laws, or that may be reasonably expected to give rise to any common law or legal liability or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation related to the processing, recycling, reclamation, distribution, use, treatment, storage, disposal, transport, release or threatened release of any pollutant, contaminant, chemical or industrial or solid or toxic waste or radioactive materials.

            (n) No Violation of Other Agreements. The consummation of the transactions contemplated by this Agreement and the operation of a business enterprise by Buyer similar to the Business currently conducted by Seller will not violate any agreement to which Seller or U S Liquids is a party, including, but not limited to, existing covenants-not-to-compete.

      Section 5.2 Disclaimer of Warranties. Except for the representations and warranties of Seller expressly set forth in this Agreement, (i) Seller makes no warranties, express or implied, with respect to the quality, design, physical condition, fitness for a particular purpose or capacity of any of the Real
Property or the Acquired Assets; (ii) all such Acquired Assets are being transferred to the Buyer "AS IS" and "WITH ALL FAULTS" in the condition existing on the Closing Date; and (iii) SELLER EXPRESSLY DISCLAIMS AND NEGATES TO BUYER AND ALL THIRD PARTIES ANY AND ALL WARRANTIES CONCERNING SUCH ACQUIRED ASSETS, EXPRESS OR IMPLIED, BY STATUTE OR OTHERWISE, OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT, INCLUDING WITHOUT LIMITATION (A) ANY WARRANTY OF QUALITY, CONDITION OR MERCHANTABILITY; (B) ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE; OR (C) ANY WARRANTY OF HABITABILITY.

      Section 5.3 Survival. Each of the representations and warranties set forth in this Article V shall survive the Closing and the transfer of the Assets.

                                   ARTICLE VI
                     Representations and Warranties of Buyer

      Section 6.1. Buyer represents and warrants to Seller that as of the Closing Date:

            (a) Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.

            (b) Authorization. Buyer has all requisite power and authority to enter into this Agreement, perform its respective obligations hereunder and consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the compliance by Buyer with the terms of this Agreement do not and will not conflict with or result in a breach of any terms of, or constitute a default under, Buyer's Articles of Incorporation or Bylaws or any other agreement or instrument to which Buyer is a party or by which Buyer is bound. All necessary corporate action has been taken by each Buyer with respect to the execution and delivery of this Agreement, and this Agreement constitutes a valid obligation of Buyer enforceable in accordance with its terms except as limited by bankruptcy, insolvency, reorganization or other such laws concerning the rights of creditors.

      Section 6.2. Disclaimer of Warranties. BUYER EXPRESSLY DISCLAIMS AND NEGATES TO SELLER AND ALL THIRD PARTIES ANY AND ALL WARRANTIES CONCERNING SUCH ACQUIRED ASSETS, EXPRESSED OR IMPLIED, BY STATUTE OR OTHERWISE, OTHER THAN EXPRESSLY SET FORTH IN THIS AGREEMENT.

      Section 6.3. Survival. Each of the representations and warranties set forth in this Article VI shall survive the Closing and the transfer of the Assets.

                                   ARTICLE VII
                                 Indemnification

      Section 7.1 Indemnification by Seller. Seller agrees to defend, indemnify and hold harmless Buyer, its officers, partners, managers, affiliates, employees, agents, and their successors and assigns, from and against all losses, claims, actions, causes of action, damages, liabilities, expenses and other costs of any kind or amount whatsoever (including, without limitation, reasonable attorneys' fees), whether equitable or legal, matured or contingent, known or unknown, foreseen or unforeseen, ordinary or extraordinary, patent or latent, which result, either before or after the date of this Agreement, from:

            (a) Any inaccuracy in or breach of any representation or warranty made by Seller in this Agreement;

            (b) Any failure of Seller duly to perform and observe any term, provision, covenant, agreement or condition under this Agreement;

            (c) Any liability of Seller imposed upon Buyer arising out of the conduct of the Business by the Seller prior to the Closing, except the Assumed Liabilities;

            (d) Any claim by a third party that, if true, would mean that a condition for indemnification set forth in this Section 7.1 had been satisfied; or,

            (e) The inaccuracy of or a material misrepresentation in any documents provided by Seller to Buyer during Buyer's due diligence investigation of the Business.

      Buyer shall be deemed to have suffered such loss, claim, action, cause of action, damage, liability, expense or other cost, or to have paid or to have become obligated to pay any sum on account, of, the matters referred to in subparagraphs (a) - (e) of this Section 7.1 if the same shall be suffered, paid or incurred by Buyer or any parent, subsidiary, Affiliate, or successor of Buyer.

      Section 7.2 Indemnification by Buyer. Buyer agrees to defend, indemnify and hold harmless Seller, its officers, shareholders, directors, divisions, subdivisions, affiliates, parent, employees, agents, successors, assigns and the Assets from and against all losses, claims, actions, causes of action, damages, liabilities, expenses and other costs of any kind or amount whatsoever (including, without limitation, reasonable attorneys' fees), whether equitable or legal, matured or contingent, known or unknown, foreseen or unforeseen, ordinary or extraordinary, patent or latent, which result, either before or after the date of this Agreement, from:

            (a) Any inaccuracy in or breach of any representation or warranty made by Buyer in this Agreement;

            (b) Any failure of Buyer duly to perform and observe any term, provision, covenant, agreement or condition under this Agreement;

            (c) Any liability of Buyer imposed upon Seller arising out of the conduct of the Business by the Buyer following the Closing, except for those obligations which Seller retains under this Agreement; or,

            (d) Any claim by a third party that, if true, would mean that a condition for indemnification set forth in this Section 7.2 had been satisfied.

      Seller shall be deemed to have suffered such loss, claim, action, cause of action, damage, liability, expense or other cost, or to have paid or to have become obligated to pay any sum on account, of, the matters referred to in subparagraphs (a) - (d) of this Section 7.2 if the same shall be suffered, paid or incurred by Seller or any parent, subsidiary, affiliate, or successor of Seller. The amount of the loss, claim, action, cause of action, damage, liability, expense or other cost deemed to be suffered, paid or incurred by Seller shall be an amount equal to the loss, claim, action, cause of action, damage, liability, expense or other cost suffered, and/or incurred by such parent, subsidiary, affiliate, or successor.

      Section 7.3 Procedure for Indemnification. Promptly after a party hereto (hereinafter the "Indemnified Party") has received notice of or has knowledge of any claim by a person not a party to this Agreement ("Third Person") or the commencement of any action or proceeding by a Third Person, the Indemnified Party shall, as a condition precedent to a claim with respect thereto being made against any party obligated to provide indemnification pursuant to this Agreement (hereinafter the "Indemnifying Party"), give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding (the "Notice"). The Notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. The Indemnifying Party, after receipt of the Notice, shall defend and settle, at its own expense and by its own counsel, each such matter so long as the Indemnifying Party pursues the same diligently and in good faith and the claim does not involve injunction or equitable relief or involve criminal penalties. The Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. Notwithstanding the foregoing, the Indemnified Party shall have the right to participate in any matter through counsel of its own choosing at its own expense, provided that the Indemnifying Party's counsel shall always be lead counsel and shall determine all litigation and settlement steps, strategy and the like. After the Indemnifying Party has received the Notice, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses, out-of-pocket and allocable share of employee compensation incurred in connection with such participation for any employee whose participation is so requested. The foregoing notwithstanding, if the Indemnifying Party fails diligently to defend any such matter to which the Indemnified Party is entitled to indemnification hereunder or if the claim involves criminal penalties, the Indemnified Party may undertake such defense through counsel of its choice and at the Indemnifying Party's expense. In each case where the Indemnifying Party is obligated to pay the costs and expenses of the Indemnified Party, the Indemnifying Party shall pay the costs and expenses of the Indemnified Party as such costs and expenses are incurred. If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section with respect to such Third Person claim shall be limited to the amount so offered in settlement by said Third Person and the Indemnified Party shall reimburse the Indemnifying Party for any additional costs of defense which it subsequently incurs with respect to such claim.

      Section 7.4 Sole Remedy. Except in the case of fraud or intentional misrepresentation, and except for violations of the non-competition agreement referred to in Section 3.4(b), above, indemnification pursuant to this Article VII is the sole and exclusive remedy of the parties after the Closing for matters arising out of the representations, warranties, covenants and agreements of Seller or Buyer set forth in this Agreement (without limiting the rights of the parties under any other agreement).

                                  ARTICLE VIII
                                     General

      Section 8.1 Further Assurance. From time to time after the Closing, each of the parties will, without further consideration, execute and deliver such other instruments of conveyance and transfer, and take such other action as the other party may reasonably request: (i) to more effectively convey, transfer to and vest in Buyer and to put Buyer in possession of the Assets to be transferred hereunder, and in the case of contracts and rights, if any, which cannot be transferred to Buyer effectively without the consents of third parties, to endeavor to obtain such consents promptly, and if any be unobtainable, to use reasonable efforts to provide Buyer with the benefits thereof in some other manner; and (ii) to more effectively transfer to Seller the consideration identified herein.

      Section 8.2 Waiver. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of or in any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

      Section 8.3 Time of the Essence. Time is of the essence of this Agreement.


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

      Section 8.4 Notice. All notices or communications required or permitted under this Agreement shall be given in writing and served either by personal delivery, overnight courier or by deposit in the United States mail and sent by first class registered or certified mail, return receipt requested, postage prepaid:

                  If to the Seller:

                  USL Environmental Services, Inc.
                  411 N. Sam Houston Parkway East, Suite 400
                  Houston, TX  77060
                  Attn: President

                  With a copy to:

                  Law Office of Gary Van Rooyan, P.C.
                  1201 Prince Street
                  Houston, Texas 77008
                  Attn:  Gary J. Van Rooyan

                  If to the Buyer:

                  Perma-Fix of Maryland, Inc.
                  1940 N.W. 67th Place
                  Suite A
                  Gainesville, Florida 32653
                  Attn:  Richard T. Kelecy

                  With a copy to:

                  Irwin H. Steinhorn, Esquire
                  Conner & Winters, P.C.
                  211 North Robinson, Suite 1700
                  Oklahoma City, OK  73102

      Notice shall be deemed given and effective the day personally delivered, the day after being sent by overnight courier, subject to signature verification, and three days after deposit in the U.S. mail as provided above, or when actually received, if earlier. Either party may change the address for notices or communications to be given to it by written notice to the other party given as provided in this Section.

      Section 8.5 Entire Agreement. This Agreement, the Schedules hereto and the other agreements referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, representations and covenants, oral or written, relative to said


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

subject matter. Any recitals above, and any exhibits or schedules referred to and/or attached to this Agreement, are incorporated by reference.

      Section 8.6 Binding Effect; Assignment. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, heirs, legal representatives, successors and permitted assigns. The Buyer entities may assign their rights in this Agreement, either jointly or severally, to an entity either controlled by the assigning Buyer entity or controlled by the principals of the assigning Buyer entity.

      Section 8.7 Expenses of Transaction. Seller shall pay all costs and expenses incurred by Seller in connection with this Agreement and the transactions contemplated hereby and thereby, including, without limitation, the fees and expenses of Seller's attorneys and accountants and will make all necessary arrangements so that the Acquired Assets will not be charged with or diminished by any such cost or expense. Buyer shall pay all costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby and thereby, including without limitation, the fees and expenses of its attorneys and accountants.

      Section 8.8 Broker's Commission. Seller represents and warrants to Buyer and Buyer represents and warrants to Seller that the warranting party has had no dealing with any dealer, broker or agent so as to entitle such dealer, broker or agent to a commission or fee in connection with the sale of the Acquired Assets to Buyer. If for any reason any commission or fee shall become due, the party dealing with such dealer, broker or agent shall pay such commission or fee and agrees to indemnify and save the other party harmless from all claims for such commission or fee and from all attorneys' fees, litigation costs and other expense relating to such claim.

      Section 8.9 Modification; Remedies Cumulative. This Agreement may not be changed, amended, terminated, augmented, rescinded or otherwise altered, in whole or in part, except by a writing executed by all of the parties hereto. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

      Section 8.10 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties. If such modification is not possible, such provision shall be severed from this Agreement. In either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

      Section 8.11 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the internal laws of the State of Maryland, without giving effect to any choice or conflict of law provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Maryland.

      Section 8.12 Counterparts and Facsimile Signatures. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. A signature of a party transmitted by facsimile shall be as valid and as binding on the signer as an original signature.

      Section 8.13 Authority. Each party signing this Agreement on behalf of an entity warrants that he or she has the authority to sign on behalf of said entity.

      Section 8.14 Certain Definitions. For purposes of this Agreement, in addition to any other terms defined herein, the following terms will have their respective meanings set forth below:

            (a) "Affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with the person specified whether or not such is an Affiliate now or becomes an Affiliate after the date hereof.

            (b) "Control" means the possession, directly or indirectly, alone or in concert with other, of the power to direct or cause the management of a person, whether through the ownership of securities, by contract or otherwise.

            (c) "Person" means any individual, partnership, joint venture, corporation, trust, limited liability company, unincorporated organization, government, or department or agency thereof or other entity.

      Section 8.15 Rules of Construction. Unless otherwise expressly provided in this Agreement: (i) accounting terms used in this Agreement shall have the meaning ascribed to them under U.S. GAAP; (ii) words used in this Agreement, regardless of the gender used, shall be deemed and construed to include any other gender, masculine, feminine, or neuter, as the context requires; (iii) the word "including" is not limiting, and the word "or" is not exclusive; (iv) the capitalized term "Section" refers to sections of this Agreement; (v) references to a particular Section include all subsections thereof; (vi) references to a particular statute or regulation include all amendments thereto, rules and regulations thereunder and any successor statute, rule or regulation, or published clarifications or interpretations with respect thereto, in each case as from time to time in effect; (vii) references to a Person include such Person's successors and assigns to the extent not prohibited by this Agreement; and (viii) references to a "day" or number of "days" shall be interpreted as a reference to a calendar day or number of calendar days.

      Section 8.16 Lease.  Buyer agrees to use  reasonable  efforts to negotiate
(a) a new lease on its behalf with respect to the real property that is subject to the lease described in the attached Schedule 8.16 (the "Leases") on terms and conditions satisfactory to Buyer and, in connection therewith, (b) the release of Seller by the landlord from all payment obligations arising under the Lease which arise on and after the Closing Date. Buyer is not assuming any obligations or liabilities under the Leases. Buyer acknowledges that Buyer will be occupying the premises subject to the Leases immediately after Closing.


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      IN WITNESS  WHEREOF,  the parties  hereto have caused this Agreement to be executed effective as of the day and year first above written.

                                                BUYER:

                                                PERMA-FIX OF MARYLAND, INC.

                                                By: /s/ Richard T. Kelecy
                                                    -----------------------
                                                Name:  Richard T. Kelecy
                                                Title: Vice President

                                                SELLER:

                                                USL ENVIRONMENTAL SERVICES, INC.

                                                By: /s/ James Jackson
                                                    -----------------------
                                                Name:  James Jackson
                                                Title: Vice President


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